Exhibit 10.21
AMENDMENT NO. 11
AND LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT
     This Amendment No. 11 and Limited Waiver to Loan and Security Agreement (this “Amendment”) is entered into this 28 day of March, 2011, by and between Rae Systems Inc., a Delaware corporation (“Borrower”) and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of March 14, 2007 (as has been and may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.
     B. Borrower (a) is in default under Section 6.8(b) of the Loan Agreement for failing to maintain a trailing 2-quarter EBITDA of at least $(1,000,000) for the combined fiscal quarters ending September 30, 2010 and December 33, 2010 (the “Existing Default”), and (b) desires that Bank (i) provide the limited waiver of the Existing Default, and (ii) amend the Loan Agreement upon the terms and conditions more fully set forth herein.
     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the conditional limited waiver contained herein and so amend the Loan Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Event of Default and Limited Waiver. Borrower acknowledges that there exists an Event of Default under Section 6.8(b) of the Loan Agreement due to the Existing Default. Bank hereby agrees, subject to the terms of Section 5 hereof, to waive the Existing Default
     2. Amendments to Loan Agreement.
          2.1 Section 2.3 (Interest Rate). Subsection (a) of Section 2.3 of the Loan Agreement is amended and restated in its entirety, as follows:
          “(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the (i) Revolving Line (excluding the Non-Formula Line) shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percentage point (1.00%), and (ii) Non-Formula Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus four percentage points (4.00%), in each case which interest shall be payable monthly in accordance with Section 2.3(f) below.”
          2.2 2.4 (Fees). Subsection (a) of Section 2.4 of the Loan Agreement is amended and restated in its entirety, as follows:

          “(a) Commitment Fee. A fully earned, non-refundable commitment fee of $7,500 on the (i) Eleventh Amendment Effective Date, and (ii) Revolving Line Maturity Date.”
          2.3 Section 6.8 (Financial Covenants). Subsection (b) of Section 6.8 (Financial Covenants) of the Loan Agreement is amended and restated in its entirety, as follows:
          “(b) Minimum EBITDA. Maintain, measured as of the fiscal quarter ending March 31, 2011, EBITDA of at least $(6,800,000).”
          2.4 Section 13.1 (Definitions). The following terms and their definitions are amended to read in their entirety, as follows:
          ““Borrowing Base” is (a) $2,000,000 (the “Non-Formula Line”), plus (b) 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events (including without limitation, the initial field audit examination and the on-going periodic examinations), conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”
          ““Revolving Line Maturity Date” is the earlier to occur of (i) June 15, 2011 and (ii) the consummation of an acquisition of Borrower.”
          8.11 Section 13.1 (Definitions). The following terms and their definitions are added to Section 13 of the Loan Agreement in their appropriate alphabetical order:
          ““Non-Formula Line” is defined in Subsection (a) of the definition of “Borrowing Base”.”
          ““Eleventh Amendment Effective Date” is March [ ], 2011.”
          2.5 Exhibit D (Compliance Certificate). Exhibit D of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.
     3. Borrower’s Representations and Warranties. Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

               (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;
               (e) this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
               (f) as of the date hereof, Borrower has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.
          Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
     4. Limitation. The limited waiver and amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
     5. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
          5.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank;
          5.2 Payment of Loan Fee. Borrower shall have paid Bank a commitment fee of $7,500; and
          5.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
     6. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     7. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
     8. Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Rae Systems Inc. a Delaware corporation

By:	/s/ Randall K. Gausman

Printed Name:	Randall K. Gausman
Title: CFO

Bank:	Silicon Valley Bank

By:	/s/ Ray Aguilar

Printed Name:	Ray Aguilar
Title: RM

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